EXHIBTI 10
                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of the 31st day of December 1996, by and between A. STEVEN MICHAEL, an individual resident of the State of North Carolina ("Michael"), and OAKWOOD HOMES CORPORATION, a North Carolina corporation having its principal office and place of business in Greensboro, North Carolina (the "Company").
                              STATEMENT OF PURPOSE
         Michael, who has been a senior executive and director of the Company for several years, wishes to continue his employment with the Company, but in a different capacity from that in which he is currently serving, and the Company has agreed to such change of assignment. The Company and Michael have therefore agreed that Michael will continue to render services to the Company on the terms and conditions hereinafter set forth.
         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the Company and Michael agree as follows:
         1. Employment Period. For a period of twenty-four (24) months beginning January 1, 1997, subject to extension as provided in the following sentence (the "Employment Period"), Michael shall serve as Executive Vice President and Special Assistant to the President of the Company, or in such other office as the Board of Directors of the Company (the "Board") shall determine, and in such positions he shall have such duties as are assigned to him from time to time by the Company's Chief Executive Officer. Unless either Michael or the Company has given written notice to the other of his or its desire to terminate this



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Agreement by no later than November 30, 1998, the Employment Period shall automatically be extended for an additional twenty-four (24) months beginning January 1, 1999.
         2. Duties. During his full-time employment hereunder Michael shall devote his full working time and energies to the business and affairs of the Company, and shall use his best efforts, skill and abilities to promote the Company's interests; provided, however, that Michael may participate in civic, charitable, educational or religious activities and affairs so long as such activities do not interfere with the performance of his duties and obligations to the Company.
         3.       Compensation.
         (a) Salary and Incentive Compensation. The Company shall pay or cause to be paid to Michael during his full-time employment hereunder a base salary of not less than Two Hundred and Fifty-Five Thousand Dollars ($255,000.00) per annum, payable in monthly or more frequent installments in accordance with the Company's regular payroll practices. In addition, although he would be disqualified because of his change of assignment, Michael shall be entitled to receive the full amount that he would otherwise have earned under the Company's annual incentive compensation program for the fiscal year ending September 30, 1997, subject to the provisions of the Company's Executive Incentive Compensation Plan. The Long Term Incentive Compensation Award Agreement between the Company and Michael dated November 15, 1995, is terminated, and Michael shall receive no payments thereunder. For services after September 30, 1997, Michael's incentive compensation or bonus, if any, shall be at the discretion of the Compensation Committee of the Board.

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         (b) Benefits. During Michael's full-time employment hereunder, except as otherwise provided in Paragraph 3(a) above, he shall remain eligible to participate, on the same basis as other executives of similar rank of the Company, in any employee benefit plan hereafter existing to the extent that he is then eligible under the general provisions thereof, and in any group insurance, hospitalization, medical, health and accident, disability or similar plans and programs of the Company to the extent that he is then eligible under the general provisions thereof then pertaining.
         4.       Termination of Service.
                  (a) Discharge for Cause. The Board may discharge Michael for cause at any time and thereby terminate his full-time employment hereunder. Such discharge shall be effected by written notice (the "Discharge Notice") to Michael which shall specify the reasons for his discharge and the effective date thereof. As used herein, the term "for cause" shall mean (i) any breach by Michael of any material provisions of this Agreement, (ii) commission of a wrongful act by Michael that has or will have a material adverse effect on the business, operations or financial condition of the Company, excluding matters of business judgment that do not involve willful misconduct or gross negligence,
(3) any intentional falsification of reports, records or information submitted by Michael to the Company or any subsidiary of the Company, or any officer of any thereof, (iv) fraud, criminal conduct, dishonesty or embezzlement by Michael, (v) misappropriation by Michael of any assets or business opportunities of the Company, or (vi) refusal or failure by Michael to follow reasonable specific instructions to him from the Chief Executive Officer or the Board; provided, however, that to the extent that the cause for termination arises under clause (i) or


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(vi) of this sentence and can be remedied, Michael shall be given thirty (30)
days prior written notice of the Company's intention to terminate his employment for cause, during which period he shall have the opportunity to remedy the act, omission or condition giving rise to such cause, and if he successfully remedies such act, omission or condition, Michael's employment shall not be terminated. Upon termination pursuant to this Paragraph 4(a), Michael's compensation and benefits hereunder shall forthwith cease and, except as otherwise provided in Paragraphs 6 and 7 below, this Agreement shall terminate.

         (b) Discharge Without Cause. The Company retains the right to discharge Michael without cause at any time by written notice of termination of employment given to him, in which case his employment shall terminate on the effective date specified in such notice. If the Company discharges Michael without cause, he shall be relieved of his obligations under Section 2 hereof but shall continue to receive his base salary as provided in the first sentence of Paragraph 3(a) above until the end of the Employment Period; and, in addition, Michael shall be relieved of his obligations and restraints under Paragraph 7 below to the extent such obligations would otherwise extend beyond the period during which he is receiving compensation in accordance with the forepart of this sentence.

        (c) Termination by Michael. Michael may voluntarily terminate his employment hereunder by thirty (30) days advance written notice to the Company given at any time within thirty (30) days after Nicholas J. St. George ceases to be the Company's Chief Executive Officer. Termination by Michael pursuant to this Paragraph 4(c) shall be deemed for all purposes to be his voluntary resignation with the consent of the Board. Upon termination pursuant to this Paragraph 4(c), Michael shall continue for twelve calendar


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months to receive the base salary then being paid to him, but all other compensation and benefits being paid to him shall forthwith cease and, except as otherwise provided in this sentence and in Paragraphs 6 and 7 below, this Agreement shall terminate.

         5. Expenses. Upon submission of proper vouchers, the Company will pay or reimburse Michael for all transportation, hotel and living expenses incurred by him on the Company's business during the Employment Period, all in accordance with the Company's policies in effect from time to time

         6. Confidentiality. Michael acknowledges that, as a result of his past positions with the Company and in his continuing employment, he has had and will have access to proprietary confidential information that directly and indirectly relates to the business of the Company and its subsidiaries (the "Business"). Michael agrees that, for a period from the date hereof through and including the later of five years after Michael ceases to be employed by the Company and December 31, 2006 (the "Confidentiality Period"), he will not, without the prior written consent of the Company, (i) disclose to any person any confidential information obtained with respect to the Business, except for information which at the time is known to the public other than as a result of a disclosure by Michael not permitted hereunder, or lawfully acquired from a third party who is not obligated to the Company to maintain such information in confidence, or (ii) retain any papers or documents or papers relating to any such confidential information. This Paragraph 6 shall survive the termination of this Agreement.


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         7.       Competition.
         (a) Covenant. In consideration of the Company's agreeing to his request for a change of assignment, agreeing to employ him during the Employment Period, and agreeing to continue his participation in the 1997 Annual Incentive Compensation Program, Michael covenants and agrees that during the time he is entitled to receive his base salary hereunder and (except for termination by Michael under Paragraph 4(c) above) for one year thereafter he will not, directly or indirectly, in any geographic market in which the Company at the time is conducting business

                  (i) enter into the employment of, or render services to, any Competitive Business (as defined below);


                  (ii) engage in any Competitive Business for his own account; or

                  (iii) become interested in any Competitive Business as an individual, partner, shareholder, creditor, director, officer, principal, agent, employee, trustee, consultant, advisor or any in any other relationship or capacity; provided, however, that the provisions of this Paragraph 7(c) shall not be deemed to prohibit Michael from acquiring or holding, solely as an investment, publicly traded securities of such corporation so long as such securities do not, in the aggregate, constitute more than 5% of any class or series of outstanding securities of such corporation;

                   (iv) employ or solicit for employment, or advise or recommend to any other person that they employ or solicit for employment, any employee of the Company or any of its subsidiaries engaged in the Business; or


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                  (v) discuss with any employee of the Company or any of its subsidiaries engaged in the Business, the formation or operation of any Competitive Business or the possible future employment of such employee by any Competitive Business if Michael has or expects to acquire a proprietary interest in such business or is or expects to be made a director or executive officer thereof.

         (b) Definitions. For purposes of this Paragraph 7, (i) a "Competitive Business" shall mean any business that is engaged, in whole or in part, in the manufacture, sale (at wholesale or retail, except occasional retail sales incident to the operation of a mobile home park) or financing, of manufactured or other non-site-built housing of any kind, (ii) the "geographic markets" in which the Company at a particular time conducts business are and will be those described in the Company's then most recent Annual Report to Shareholders and Form 10-K Report, and (iii) a "proprietary interest" in a business shall mean ownership, through direct or indirect stockholdings or otherwise, of more than 5% of such business, and Michael shall be deemed to expect to acquire a proprietary interest in a business or to be made a director or executive officer of such business if such possibility has been discussed by any officer, director, employee, agent or promotor of such business.

         (c) Injunctive Relief. Michael acknowledges that in view of the nature of the Business and his own unique knowledge and skills, the restrictions contained in this Paragraph 7 and in Paragraph 6 above are reasonable and necessary to protect the Company's legitimate business interests, that any violation of such restrictions will cause irreparable injury to the Company for which money damages will not adequately compensate and that if


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he violates any of such restrictions the Company should and will be entitled to preliminary and permanent injunctive relief in addition to appropriate monetary accounting and damages.

        (d) Survival. This Paragraph 7 shall survive the termination of this Agreement.

         8. Notices. Any notices, requests, demands or other communications under this Agreement to a party hereto shall be in writing and shall be deemed to have been duly given when delivered in person or deposited in the United States mail, postage prepaid, by registered or certified mail, return receipt requested, to the parties hereto at the following addresses:

         As to Michael:           Mr.A. Steven Michael
                                  1217 Heathrow Drive
                                  Greensboro, North Carolina 27410

         As to Company:           Oakwood Homes Corporation
                                  7800 McCloud Road
                                  Greensboro, North Carolina 27409-9634
                                  Attention:  Chief Executive Officer

Either party hereto may change his or its address to which notices or other communications hereunder are to be directed by giving notice thereto to the other party hereto as hereinabove provided.

         9. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision hereof, all of which provisions are intended to be severable and to remain in full force and effect.

         10. No Waivers. The failure of either party at any time or times to enforce or require performance of any provisions hereof shall not affect the right of such party at a later time to enforce or require performance thereof. No waiver by either party of the breach of any provision hereof, whether by conduct or otherwise, shall be construed as a further or


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continuing waiver of any such breach, or as a waiver of the breach of any othe provision hereof.

         11. Applicable Law. This Agreement shall be enforced, interpreted and construed under the laws of the State of North Carolina.

         12. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, executors, administrators, legal representa- tives, successors and assigns, if any.

         13. Entire Agreement; Modifications. This Agreement contains the entire agreement between the Company and Michael with respect to the subject matter hereof; provided, however, that the following agreements between Michael and the Company shall remain in effect according to their respective terms:

         (a) All stock option award agreements and all deferred compensation agreements between the Company and Michael;

         (b) Employment Agreement dated November 16, 1990, as amended ("Golden Parachute Agreement"); and

         (c) Executive Retirement Benefit Employment Agreement dated June 3, 1993, as amended ("Executive Retirement Agreement");

provided, however, that the Executive Retirement Agreement is hereby amended by adding the following to the end of Section 4(d) thereof:

         "Voluntary termination by Executive in accordance with Paragraph 4(c) of the Employment Agreement between Executive and the Company dated as of December 31, 1996, shall be deemed to be Approved Voluntary Termination and shall entitle Executive to receive payments in the amount and in accordance with the schedule set out in Schedule E attached hereto (i) without further approval of the Board of Directors,
         (ii) without the 180 days notice referred to above, and (iii) without


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         requiring that Executive be at least 50 years of age (any earlier age to be treated as 50 years of age for purposes of Schedule E)."

This Agreement may not be modified or amended except by a writing signed by the party against whom enforcement is sought.

         14. No Duplication of Payment. Notwithstanding anything to the contrary herein, Michael shall receive no compensation payments hereunder after his full time employment with the Company terminates if Michael at the time has received, is receiving or is entitled to receive, payments under the Golden Parachute Agreement, it being intended that Michael shall not receive post-employment payments hereunder and under the Golden Parachute Agreement.

         15. Duplicate Originals. This Agreement is executed in duplicate originals, each of which shall be deemed an original hereof.

         IN WITNESS WHEREOF, Michael has hereunto set his hand and seal, and the Company has caused this Agreement to be executed by its duly authorized representatives, all as of the day and year first above.

Witness:                                        /s/ A. Steven Michael     [SEAL]
                                                A. Steven Michael
/s/ Debbie Fain
                                                "Michael"


[CORPORATE SEAL]                                OAKWOOD HOMES CORPORATION

ATTEST:
                                                By: /s/ Nicholas J. St. George
By: /s/ Douglas R. Muir                         Title:  President
Title:Senior Vice President
                                                "Company"



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